Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-132551 and 333-133481) of EXCO Resources, Inc. of our report dated March 31, 2006, except for Note 21, as to which the date is March 15, 2007, and our reports dated May 15, 2006, except for Note 21, as to which the date is March 15, 2007, relating to the financial statements, which appear in this Form 10-K.

 /s/ PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
March 16, 2007